Exhibit 99.1

PRESS RELEASE

INX Announces First Quarter Financial Results

HOUSTON--(BUSINESS WIRE)--July 13, 2011--INX Inc. (OTC: INXI; the “Company”; or “INX”) today announced preliminary financial results for its first quarter ended March 31, 2011.  The results are preliminary and subject to change until the Company files its Form 10-Q.

FINANCIAL RESULTS:

For the quarter ended March 31, 2011 compared to the same period in the prior year:

●	Total revenue increased 12.7% to $79.0 million from $70.0 million.
●	Product revenue increased 12.0% to $68.2 million from $60.9 million, with gross profit margin on product revenue increasing to 18.8% compared to 18.0%.
●	Service revenue increased 17.6% to $10.8 million from $9.1 million, with gross profit margin on service revenue increasing to 21.3% compared to 17.3%.
●	Gross profit on total revenue increased 20.5% to $15.1 million compared to $12.5 million, with gross profit margin on total revenue increasing to 19.1%, compared to 17.9%.
●	Operating loss was a loss of $3.6 million compared to a loss of $638,000 for the prior year same period.
●	Net loss was $1.5 million compared to $547,000 for the prior year same period.
●	Diluted net loss per share was $0.16 per share compared to $0.06 per share.
●
Non-GAAP EBITDA was $2.6 million loss compared to $487,000.  During the 2011 quarterly period the Company incurred $2.7 million of costs associated with the restatement effort.  Exclusive of these items non-GAAP EBITDA would have been $100,000.

Commenting on the Company's first quarter 2011 results, Mark Hilz, INX's President and CEO, said “Our revenue and overall results were in-line with our expectations for the first quarter.  Customer demand continued at a good pace after a very strong 2010.  While total revenue increased 12.7%, services revenue increased 17.6% and gross margin percentage on both products and services increased, resulting in an overall gross profit increase of 20.5%.  Expenses were extraordinarily high for the first quarter due to the intense efforts applied to the financial restatement process and due to operational investments we are making for future sales growth and improving our accounting systems and processes.  Expenses for the quarter included $2.7 million of expenses related to the restatement.  In spite of the headwind created by the restatement we were able to continue building our pipeline of opportunities during the first quarter.”

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

We believe that our efforts towards creating a comprehensive national presence and the continued enhancements of our technology practice areas including network storage, server virtualization, contact center solutions, unified Communications and collaboration including video will result in continued growth opportunities for INX relative to the overall growth of the economy and technology industry.

While we cannot predict future economic conditions or general customer demand with certainty, based on information available to us we currently believe that the segment of the technology industry we operate in will continue to grow in 2011.  In addition, there are several factors specific to our business that we believe will contribute to an improving market for the solutions and services that we provide.  We believe the trend towards data center virtualization and virtual private cloud data center environments will create increasing demand for larger, more powerful servers optimized for a virtualized data center environment, and connected to networked NAS and SAN storage devices using 10 Gigabit Ethernet networking within the data center technology infrastructure market.  We believe the trend towards the use of IP network-based telephony and video communications will continue to create demand for the unified communications and collaboration solutions we provide, and that these trends and the trends in the way data centers are transitioning to a virtualized environment will continue to create increased demand for the network infrastructure solutions that we provide.

Now that we are able to discuss GAAP revenue expectations, we plan to return to our former practice of providing a quarterly outlook of GAAP revenue.  For a two quarter transitional period through June 30, 2011, we will continue to provide guidance in the form of product order bookings.

We base our outlook for expected future revenue on our current contracts backlog, customer billings, recent contract bookings trends, management’s estimated sales pipeline, and our estimates of product availability from our vendors.

For the second quarter ended June 30, 2011 we currently expect:

●	Total revenue of $105 million to $110 million, which would represent an increase of 25% to 31% compared to the prior year period
●	Services revenue of $11 million to $12 million, which would represent an increase of 12% to 23% compared to the prior year period.
●	Product bookings, which we believe provide a near-term indication of general customer demand, increased by 52% compared to the prior year period.
●	Approximately $2.3 million in costs related to the restatement.
●	We expect to record a non-cash charge of approximately $1.1 million for impairment related to goodwill and other intangible assets.

Commenting on the Company's outlook, Mark Hilz, INX's President and CEO, said “Our sales pipeline continued to strengthen during the second quarter, and bookings and billings were much better than expected.  On the expense side, we continued to have substantial expenses related to the restatement which was completed in the second quarter, and related to operational investments for future growth and improvements in our accounting controls, processes and procedures.  Expenses, as we stated earlier, will be elevated in the second quarter as we develop and maintain new internal controls, processes and procedures related to managing our financial reporting effectively and efficiently on a timely basis. We expect these costs to decline as we progress throughout the next several quarters.”

CONFERENCE CALL AND WEBCAST:

An investor webcast and conference call is scheduled to begin Wednesday, July 13, 2011, at 4:30 p.m. Eastern Daylight Time to present the results and the Company's updated outlook, as well as provide an opportunity for INX management to answer investors' questions in a public format.

James Long, Executive Chairman and Mark Hilz, President and Chief Executive Officer, are scheduled to be on the call to discuss the results and answer investors' questions.

The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to the scheduled start time.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 83300364.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call and webcast. To access the webcast presentation via the web, or download a PDF file of the slides used for the webcast, participants should access http://www.INXI.com/Webcasts/Q111call at least ten minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation slides in PDF file format and listen to the replay conference call.

Beginning approximately one hour after the end of the conference call, for a period of sixty days, a replay of the conference call will be accessible by calling either (855) 859-2056 or (404) 537-3406 for international/toll access. The conference ID for the replay will be the same as the conference call ID referenced above. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and through at least August 31, 2011, from the Company's web site at the link referenced above.

SAFE HARBOR STATEMENT:

The financial results presented in this press release are preliminary and subject to change until the Company files its Form 10-Q for the quarter ended March 31, 2011 with the Securities and Exchange Commission.  The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

●	Events that occur after the date of this announcement, as the results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement.
●	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
●	Credit and financial market conditions that could impact customers' ability to finance purchases.
●	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

●
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

●	The Company's ability to finance its business operations.
●	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
●	Risks associated with the Company’s introduction of offerings of additional areas of technology.
●	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
●	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key suppliers.
●
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

●	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
●	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in the costs of operating its business.
●	Unexpected customer contract cancellations.
●	Unexpected losses related to customer credit risk.
●	Uncertainties related to rapid changes in the information and communications technology industries.
●	Catastrophic events.
●
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.INXI.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (OTC: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations.  Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure.  Services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization.  Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies.  Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.:
   Mark Hilz
   Chief Executive Officer
   (469) 549-3800

Hayden IR:
   Brett Maas
   (646) 536-7331
   Brett@Haydenir.com

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements.  The Company uses the term EBITDA which is calculated as GAAP net income plus net interest income/expense, income tax expense/benefit, and depreciation and amortization.  The Company also uses the term Non-GAAP Adjusted EBITDA which is calculated as EBITDA plus non-cash equity compensation expense, non-cash asset impairment charges, adjustments to estimated contingent purchase consideration, and discontinued operations.  The Company believes that providing these non-GAAP measures in its communications with investors is useful to investors for a number of reasons. These non-GAAP measures provide a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	3 Months Ended March 31,
	2011	2010

GAAP net loss	$(1,543)	$(547)
Interest expense (income)	(7)	(91)
Income taxes (benefit)	(2,058)	-
Depreciation & amortization	739	713
EBITDA	(2,869)	75
Non-cash equity compensation	312	568
Contingent earnout adjustments	(11)	(254)

Adjusted EBITDA	$(2,568)	$389

FINANCIAL STATEMENTS:

INX INC.
CONDENSED BALANCE SHEETS
(In thousands, except share and par value amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,061	$12,089
Accounts receivable, net of allowance of $631 and $651	72,623	64,493
Inventory, net	6,640	3,239
Deferred costs	2,565	2,767
Deferred income taxes	5,309	4,146
Other current assets	1,557	960
Total current assets	96,755	87,694
Property and equipment, net of accumulated depreciation of $7,811 and $7,312	5,252	4,793
Goodwill	13,532	13,532
Intangible assets, net of accumulated amortization of $2,131 and $1,946	830	1,015
Deferred income taxes	2,560	2,029
Other assets	157	75
Total assets	$119,086	$109,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$153	$178
Accounts payable floor plan	54,008	41,129
Accounts payable	7,161	9,423
Accrued payroll and related costs	8,216	7,145
Accrued expenses	4,319	4,189
Deferred revenue	4,217	4,055
Other current liabilities	551	1,461
Total current liabilities	78,625	67,580
Non-current liabilities:
Non-current portion of capital lease obligations	18	55
Other liabilities	874	659
Total liabilities	79,517	68,294

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 9,546,027 and 9,514,542 issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	95	95
Additional paid-in capital	58,045	57,777
Accumulated deficit	(18,571)	(17,028)
Total stockholders’ equity	39,569	40,844
Total liabilities and stockholders’ equity	$119,086	$109,138

INX INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenue:
Products	$68,200	$60,901
Services	10,754	9,147
Total revenue	78,954	70,048
Cost of goods and services:
Products	55,380	49,947
Services	8,468	7,568
Total cost of goods and services	63,848	57,515
Gross profit	15,106	12,533
Selling, general and administrative expenses	18,714	13,171
Operating loss	(3,608)	(638)
Interest and other income, net	7	91
Loss before income taxes	(3,601)	(547)
Income tax benefit	2,058	—
Net loss	$(1,543)	$(547)

Net loss per share:
Basic	$(0.16)	$(0.06)
Diluted	$(0.16)	$(0.06)

Weighted average shares – basic	9,526,121	9,109,924
Weighted average shares – diluted	9,526,121	9,109,924